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                                                                EXHIBIT 5.1


       [LETTERHEAD OF SEYBURN, KAHN, GINN, BESS, DEITCH AND SERLIN, P.C.]



                                August 15, 1997


Lason, Inc.
1305 Stephenson Highway
Troy, Michigan 48083


                Re:     Lason, Inc.
                        Registration Statement on Form S-1
                        Registration No. 333-32747

Ladies and Gentlemen:


                We have acted as counsel to Lason, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of up to 4,600,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares") (which includes 600,000 shares upon exercise of the Underwriters' over-allotment option), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented and together with any registration statement referred to in the next sentence, is hereinafter referred to as the "Registration Statement"). This opinion also relates to any registration statement in connection with this offering that is to be effective upon filing pursuant to Rule 462(b) under the Act, and the term "Shares" as used herein includes any additional shares of the Company's Common Stock registered pursuant to such subsequently filed registration statement.


                In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the form of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation" and By-Laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares, (iii) the Registration Statement and certain exhibits thereto, (iv) the form of underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, Robertson, Stephens & Company L.L.C., William Blair & Company, L.L.C. and The Robinson-Humphrey Company, Inc., as representatives of the several underwriters, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

                For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the

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conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                        Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (the "DGCL") and the federal laws of the United States of America.

                        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized for issuance and, upon
(i) effectiveness under the Act of the Registration Statement and (ii) payment for the Shares in accordance with the terms of the Underwriting Agreement and issuance in accordance therewith, the Shares will be validly issued, fully paid and nonassessable.

                        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Common Stock" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the current DGCL or the current federal law of the United States be changed by legislative action, judicial decision or otherwise.

                        This opinion is furnished to you solely for your benefit to be used by you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person or by you for any other purpose.


                                          Very truly yours,

                                         /s/ Seyburn, Kahn, Ginn, Bess, Deitch,
                                             and Serlin, P.C.

                                          Seyburn, Kahn, Ginn, Bess, Deitch,
                                          and Serlin, P.C.